Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM F-3

(Form Type)

GRACELL BIOTECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share(1)	Rule 457(c) and Rule 457(h)	183,702,870 (3)	$0.651 (4)	$119,590,568.38	.0001102	$13,178.89
	Total Offering Amounts					$65,894.4		$13,178.89
	Total Fee Offsets							$0
	Net Fee Due							$13,178.89

(1)	These ordinary shares may be represented by American Depositary Shares (“ADSs”), each of which represents five ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-251864).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional ordinary shares or ADSs of the registrant as may hereafter be offered or issued by reason of any share or ADS dividend, share or ADS split, bonus issue, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding ordinary shares or ADSs.

(3)	This registration statement registers an aggregate of 183,702,870 ordinary shares, consisting of (i) 138,900,000 outstanding ordinary shares (or equivalent to 27,780,000 ADSs); (ii) 44,802,870 ordinary shares (or equivalent to 8,960,574 ADSs) issuable upon the exercise of warrants.

(4)	The proposed maximum offering price per ordinary share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.255 per ADSs, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Select Market on August 21, 2023.